As filed with the Securities and Exchange Commission on April 17, 2020
Registration No. 333-_________
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM S‑8
REGISTRATION STATEMENT NO. 333-203055
under
THE SECURITIES ACT OF 1933
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ADDvantage Technologies Group, Inc.
(Exact name of issuer as specified in its charter)
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Oklahoma	73-1351610
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

________________________
1430 Bradley Lane
Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)

2015 Incentive Stock Plan
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Scott Francis
1430 Bradley Lane
Carrollton, Texas  75007
(918) 251-9121
 (Name, address and telephone number, including area code, of agent for service)
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  (Check one):
Large accelerated filer  [  ] Accelerated Filer  [  ]
Non-accelerated filer  [X] Smaller reporting company  [X]
Emerging growth company  [   ]

CALCULATION OF REGISTRATION FEE

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Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee*
Common Stock ($0.01 par value)	1,000,000 **	$2.27	$2,270,000	$294.65

*Estimated  solely for purposes of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock reported on the Nasdaq Stock Market April 7, 2020.
** Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock of the Company that may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of Common Stock.

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EXPLANATORY NOTE
Registration of Additional Securities
On March 26, 2015, ADDvantage Technologies Group, Inc. (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-203055) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,115,591 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) available for issuance under the Registrant’s 2015 Incentive Stock Plan (as amended, the “Plan”). On March 18, 2020, the stockholders approved an amendment to the Plan to increase the number of shares issuable thereunder by 1,000,000 shares. This Registration Statement on Form S-8 relates to such increase and, pursuant to General Instruction E for registration statements on Form S-8, the filing fee relates only to such increase.
Pursuant to General Instruction E for registration statements on Form S-8, the contents of the registration statement on Form S-8 (File No. 333-203055), filed with the Commission on May 26, 2015, are incorporated herein by reference, except as amended hereby.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 8. EXHIBITS
Exhibit No. Title
4.1 (1)	2015 Incentive Stock Plan, as amended (incorporated by reference from the Company’s Proxy Statement on Schedule 14A filed with the Commission on January 23, 2015 (Commission File No. 001-03920))
5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
23.1	Consent of HoganTaylor LLP
23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included in signatures)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmers Branch, State of Texas on the 17th day of April, 2020.
ADDVANTAGE TECHNOLOGIES GROUP, INC.
By: /s/ Scott A. Francis
      Name: Scott A. Francis
      Title: Vice President & Chief Accounting Officer

POWER OF ATTORNEY
Know all men by these presents, that each person whose signature appears below constitutes and appoints Scott A. Francis, his true and lawful attorney‑in‑fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his or her capacity as a director or officer of ADDvantage Technologies Group, Inc.) to sign any and all amendments (including post‑effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney‑in‑fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney‑in‑fact and agent or any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph E. Hart Joseph E. Hart	President, Chief Executive Officer, and Director (principal executive officer)	Dated: April 17, 2020
/s/ Scott A. Francis Scott A. Francis	Vice President and Chief Accounting Officer (principal financial officer)	Dated: April 17, 2020
/s/ David E. Chymiak David E. Chymiak	Director	Dated: April 17, 2020
/s/ Thomas J. Franz Thomas J. Franz	Director	Dated: April 17, 2020
/s/ Timothy S. Harden Timothy S. Harden	Director	Dated: April 17, 2020
/s/ James C. McGill James C. McGill	Director	Dated: April 17, 2020
/s/ John M. Shelnutt John M. Shelnutt	Director	Dated: April 17, 2020
/s/ David W. Sparkman David W. Sparkman	Director	Dated: April 17, 2020